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                               DESTEC ENERGY, INC.
                         EMPLOYEES' STOCK PURCHASE PLAN


     The purpose of the Destec Energy, Inc. (the "Company") Employees' Stock Purchase Plan (the "Plan") is to provide eligible employees with an opportunity to purchase shares of common stock, par value $.01 ("Common Stock"), of the Company at a discount from the prevailing stock market price through a payroll deduction system.

     1. IMPLEMENTATION OF PLAN. The Board of Directors of the Company (the "Board") may, pursuant to the terms hereof, make available to all eligible employees the opportunity to purchase shares of Common Stock at a discount through a payroll deduction system. Each year the Board shall determine whether it will make the Plan available to eligible employees (a "Plan Year") and will offer Common Stock for subscription by all eligible employees pursuant to the terms of this Plan.

     2. ELIGIBLE EMPLOYEES. The Plan will be made available to employees who are full-time U.S. or non-U.S. employees whose normal work week is twenty hours or more and who are on the payroll of the Company or any corporation or partnership in which the Company owns directly or indirectly ninety percent or more of the voting power of such entity. Employees under majority age may subscribe under the Plan if they meet the other requirements outlined above. An eligible employee who accepts an offer of subscription for shares of Common Stock under the Plan shall be referred to herein as a "Subscriber."

     3. ADMINISTRATION AND INTERPRETATION. The Plan shall become effective as of the date of its adoption by resolution of the Board and shall remain in effect thereafter, unless terminated by the Company. Deloitte & Touche, L.L.P., or any successor determined by the Vice President of Human Resources, will administer the Plan ("Third Party Plan Administrator") with the assistance of the Vice President of Human Resources and payroll personnel of the Company. The Vice President of Human Resources shall supervise the administration and enforcement of the Plan according to its terms and shall have all powers necessary to accomplish these purposes and discharge the duties imposed hereby, including, but not limited to, the power to (i) construe and interpret the Plan,
(ii) determine all questions of eligibility, and (iii) compute the amount and determine the manner and time of payment of all benefits under the Plan. The Vice President of Human Resources (or his designee's) interpretation of any provision of the Plan will be final and binding upon all parties concerned unless otherwise determined by the Board.

     4. STOCK SUBJECT TO PLAN. There is hereby established a Stock Purchase Plan Reserve (the "Reserve"), to which shall be allocated 500,000 shares of Common Stock. Upon the sale of shares of Common Stock pursuant to this Plan, the Reserve shall be reduced by the number of shares so sold. Sales hereunder may be made from authorized but unissued shares or from shares reacquired by the Company.

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     5.   PARTICIPATION AND DURATION OF THE OFFER.  Participation in the Plan is
completely voluntary. In any Plan Year, the Board shall advise eligible employees in writing of the terms of the offer of subscription, including the total number of shares of Common Stock available during the Plan Year, the purchase price of the shares, any other terms, conditions and restrictions relating thereto, and that such employee shall have a minimum of twenty (20) days from the date of the writing to accept such offer of subscription in the manner set forth in the offer. The Board may, in the exercise of its discretion, extend the term of the offer of subscription.

     6. THE PURCHASE PRICE. The purchase price of the shares of Common Stock being offered under the Plan shall be determined by the resolution of the Board designating a Plan Year and will be based on a discount from the market price for the Common Stock over a ten day period in the month immediately preceding the designation of the Plan Year (the "Plan Price"). In each Plan Year, the Board shall also designate a date for the determination of the Market Price for the Common Stock (the "Market Price Date"). The Market Price shall be the average of the high and low trading prices of the Company's Common Stock as reported in THE WALL STREET JOURNAL on the Market Price Date. If on the Market Price Date, the Market Price is less than the Plan Price, the purchase price to Subscribers under subscriptions still in effect under the Plan at the Plan Completion Date, as defined below, shall be the Market Price rather than the Plan Price. In that event, any amount by which the total withheld from the pay of each Subscriber still participating in the Plan exceeds the total Market Price of the shares for which his or her subscription is then in effect, shall be refunded to the Subscriber.

     7. NUMBER OF SHARES WHICH AN EMPLOYEE MAY PURCHASE. The Board may set a minimum subscription which will be accepted for purchase of shares of Common Stock. No employee may enter into a subscription for shares of Common Stock having a total purchase price (based on the Plan Price) in excess of ten percent of such employee's gross annual salary. For this purpose, "annual salary" consists of regular base pay only and does not include any overtime pay, cash awards or award and option plan compensation. The Board shall set the date for determination of any eligible employee's annual salary and the size of an eligible employee's permissible subscription in the Plan Year.

     8. PRORATION IN THE EVENT OF OVERSUBSCRIPTION. The number of shares of Common Stock which any individual employee may purchase pursuant to the Plan in any Plan Year may be reduced in the unlikely event that the aggregate number of shares that are purchased by all Subscribers in the Plan Year exceeds the number of shares reserved by the Board for purposes of the Plan during a Plan Year. Such reductions, if required, will be accomplished by prorating the shares available for such Plan Year among the subscriptions received.

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     9.   METHOD OF PAYMENT.

          (a) PAYROLL DEDUCTIONS. Subject to a Subscriber's right to prepayment as described in Paragraph 10 below, subscriptions will be payable by means of payroll deductions on an after-tax basis only. No Subscriber may satisfy his or her subscription by the method of a "lump sum" of cash at the commencement of any Plan Year.

          During any Plan Year, the Board shall designate the dates on which payroll deductions pursuant to the Plan will begin (Plan Year Commencement Date") and end ("Plan Year Completion Date"). Each Subscriber will authorize such payroll deductions during the applicable period by executing an authorization form in the time and manner determined by the Company, and such amounts will be deducted in conformity with the Company's payroll deduction schedule. The amount of deduction necessary for the purchase of Common Stock by each Subscriber shall be determined by the Third Party Plan Administrator. If a Subscriber misses any payment because of being temporarily off the payroll and does not make up such payments, he or she shall be required to make, on or before the Plan Year Completion Date, one of the elections listed under Paragraph 12 below. Otherwise the Company shall deliver the shares of Common Stock paid for up to that time (based on the purchase price as set forth in Paragraph 6) and refund in cash any excess remaining out of the amount deducted.

          (b) PAYMENT TERMS APPLICABLE TO EMPLOYEES OUTSIDE OF THE UNITED STATES. Subscribers residing outside the United States during any portion of a Plan Year shall pay for their subscriptions by payroll deduction in the currency in which they are paid. On the first day of each calendar month during a Plan Year payment period, the Human Resources Department of the Company (the "Human Resources Department") will calculate a new conversion rate for converting the applicable currencies to U.S. dollars based on the prevailing rates of exchange. Such conversion rates will be used to determine the amount deducted from Subscribers' pay that month, sufficient for their individual subscriptions based on the Plan Price. If a subscription is reduced or canceled, or if the applicable purchase price is the Market Price on the Plan Year Completion Date, any refund due the Subscriber shall be paid in the currency in which the Subscriber is paid, based on the then current conversion rate.

     10. PREPAYMENT. The Board during a Plan Year shall set a date on and after which a Subscriber may prepay, without penalty, the entire balance of his or her subscription amount (the "Prepayment Date"). No prepayments will be accepted before the Prepayment Date. Any such prepayment shall be based upon the Plan Price, shall be final and shall not thereafter benefit from any terms of the Plan or any Plan Year with respect to the Market Price.

     11. CANCELLATION OR REDUCTION OF RIGHT TO PURCHASE. At any time before final payment for shares of the Common Stock is completed (by payroll deduction, prepayment or both) any Subscriber, other than an employee who is deemed to be an affiliate of the Company under Paragraph 16, may cancel his or her subscription for a Plan Year in its entirety or, once and once only, reduce (but not increase) such subscription to a lesser number of shares of Common Stock which shall not be less

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than ten shares. If a Subscriber cancels his or her subscription in any Plan
Year in its entirety, he or she shall receive a cash refund of the entire amount deducted for his or her subscription up to the time of cancellation. If a Subscriber reduces his or her subscription in a Plan Year and if the sum of prior deductions equals or exceeds the total purchase price (based on the Plan Price) of the reduced subscription, such Subscriber may instruct the Third Party Plan Administrator to reduce the number of shares of Common Stock for which he or she has subscribed and to refund any excess of the prior deductions over the purchase price of the reduced subscription. If the amount of prior deductions is less than the total purchase price (based on the Plan Price) of the reduced subscription, the Subscriber may:

               (1) beginning on the Prepayment Date, immediately pay the new unpaid balance and instruct the Third Party Plan Administrator to issue the reduced number of shares of Common Stock;

               (2) leave the amount previously deducted with the Company and instruct the Third Party Plan Administrator to reduce future deductions in proportion to the subscription reduction; or

               (3) instruct the Third Party Plan Administrator to refund deductions previously made for the number of shares by which the subscription is reduced and to reduce the amount of future deductions to that necessary to pay for the reduced subscription.

     All elections concerning the cancellation or reduction of subscriptions in a Plan Year shall be made on appropriate forms to be provided by the Third Party Plan Administrator. Any cancellation or reduction of a subscription or any prepayment in connection with a reduction of a subscription shall be final and shall not thereafter benefit from any terms of the Plan or any Plan Year with respect to the Market Price. All repayments and cash refunds shall be paid without interest.

     12. RETIREMENT, LONG-TERM DISABILITY, ENTRY INTO MILITARY SERVICE OR DEATH. If during the administration of any Plan Year, a Subscriber retires under the Company's retirement plan, becomes a participant of a long-term disability plan maintained by the Company, enters military service or dies, such Subscriber or his or her executor, administrator or heirs, as the case may be, shall have the following four options:

               (1) to receive delivery of the shares of Common Stock paid for up to that time (based on the Plan Price) if ten or more shares have been paid for, and to receive in cash any excess remaining out of the amount deducted;

               (2) to receive a lesser number of shares (at least ten shares) of Common Stock (based on the Plan Price) and a refund of the balance in cash;

               (3) to receive a cash refund of the entire amount previously deducted; or

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               (4)       to pay up the balance of his or her subscription in
               full and receive delivery of the total number of shares of Common Stock paid for by him or her (based on the Plan Price).

     Such options by a retired or disabled Subscriber, a Subscriber who has entered the military service, or on behalf of a deceased Subscriber must be exercised not later than the Plan Year Completion Date. In the event no election is made by the Plan Year Completion Date, the Company shall deliver the shares of Common Stock paid for up to that time (based on the purchase price as set forth in Paragraph 6) and refund in cash any excess amount that was deducted. All elections with respect to the options available to Subscribers under the Plan who retire, become disabled or who enter the military service or on behalf of deceased Subscribers shall be made on appropriate forms, to be provided by the Third Party Plan Administrator. Any prepayment shall be final and shall not thereafter benefit from any terms of the Plan with respect to the Market Price.

     13. SEPARATION FROM EMPLOYMENT. If a Subscriber for shares of Common Stock during a Plan Year leaves the employment of the Company or a Company subsidiary (except in the case of transfer from one of such companies to another in which case there will be no change, or except in cases of retirement, long-term disability, entry into military service or death, which latter four cases are governed by Paragraph 12, or except if such termination of employment is the result of the Company closing a facility, which case is governed by Paragraph
14), such departing Subscriber shall at that time have the first three options set forth in Paragraph 12. If such departing Subscriber leaves such employment on or after the Prepayment Date, option 4 in Paragraph 12 is also available.

     A departing Subscriber must elect one of the available options not later than the day prior to the last day of such departing Subscriber's employment. In the event no election is made by a departing Subscriber's last day of employment, the Company shall treat such failure as an election to exercise option 3 above and shall refund the entire amount accordingly. All elections with respect to the foregoing options upon termination of employment shall be made on appropriate forms to be provided by the Third Party Plan Administrator. Any prepayment shall be final and shall not thereafter benefit from any terms of the Plan with respect to the Market Price.

     14. CLOSING A FACILITY. If a Subscriber for shares of Common Stock under the Plan has his or her employment terminated by the Company during any Plan Year, as a result of the Company closing a facility, such Subscriber shall have the same four options as a departing Subscriber who leaves his or her employment due to retirement, long term disability, entry into military service or death, as set out in Paragraph 12, except that the Subscriber shall have a period of 30 days prior to his or her termination of employment to elect an option.

     15.  CHANGE IN CONTROL.

               (a) EFFECT OF CHANGE IN CONTROL. Upon the occurrence of a Change in Control, unless the Board determines otherwise, all payroll deductions under the Plan will cease, and each Subscriber in the Plan will have the opportunity to elect in writing,

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               within 30 days following the Change in Control Date, one of the four options specified in Section 12 of the Plan. If no election is made by a Subscriber within such 30-day period, option 3 of
               Section 12 shall apply. For purposes of option 4, any additional payment required from the Subscriber shall be made by no later than the end of such 30-day period.

               (b) DEFINITIONS. "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 14 of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided; however, without limitation, that a Change in Control shall be deemed to occur if:

                    (i) with the exception of The Dow Chemical Company, any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

                    (ii) during any period of two consecutive years (not including any period prior to the execution of this Plan) individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three quarters of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

                    (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction; or

                    (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed.

     "Change in Control Date" shall mean the earliest of (i) the date on which a Change in Control occurs, (ii) the date on which the Company executes an agreement, the consummation of which

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would result in the occurrence of a Change in Control, and (iii) the date the
Board approves a transaction or series of transactions, the consummation of which would result in a Change in Control.

     16. EMPLOYEES DEEMED "AFFILIATES" OF THE COMPANY. Under the Rules of the Securities and Exchange Commission, the term "affiliates" includes directors, officers and substantial stockholders of the Company. As participation in the Plan in any Plan Year is limited to full-time employees of the Company, the term "affiliates" refers to those employee officers of the Company who are subject to the reporting requirements of Section 16 of the Exchange Act.

     Subscriptions during a Plan Year by those employees who are "affiliates" of the Company will be deemed to be irrevocable elections to participate in the Plan during the Plan Year. Other than the circumstances described in Sections 12 and 13, or in the event of a Change in Control, such employees may not reduce or prepay their subscriptions after the Prepayment Date but must allow for their subscribed for shares to be paid for by payroll deduction over the entire term of the Plan Year.

     17. ISSUANCE OF STOCK CERTIFICATES. After a subscription under the Plan is fully paid (or, at the Subscriber's option, upon prepayment, or reduction and prepayment, of his or her subscription), the Subscriber will receive a certificate for the number of shares of Common Stock for which he or she has paid and shall then become a stockholder and have all the rights incident thereto, including the right to such future dividends as may be from time to time declared by the Board. No certificate shall be issued for less than ten shares, and not more than one certificate shall be issued pursuant to any one subscription. An election to receive such delivery shall be irrevocable. Before the certificate is issued, the Subscriber will not be entitled to any dividends on Common Stock subscribed for under the Plan, and he or she will not receive any interest on subscription payments.

     18. ASSIGNMENT. No eligible employee may assign his or her right to subscribe to any other person, and no Subscriber may assign his or her subscription to any other person. Any attempt to do so will provide cause for the Vice President of Human Resources on behalf of the Company to treat the action as if it were a withdrawal from the Plan for the Plan Year. After a stock certificate has been issued, such certificate may be assigned the same as any other stock certificate.

     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. If the Company should declare a stock dividend or distribution (as distinguished from a cash dividend) on its issued and outstanding Common Stock, or if the Common Stock is in any manner reclassified, the price per share and the number of shares covered by any subscription under the Plan, but unissued at the record date of such stock dividend, distribution or reclassification, will be changed proportionately. No fractional shares of Common Stock shall be issued pursuant to such an adjustment, however, and the fair market value of any fractional shares resulting from adjustments pursuant to this paragraph shall be paid in cash to the Subscriber.

     20. ADDITIONAL CONDITIONS FOR NON-U.S. SUBSCRIBERS. Additional conditions may be incorporated in related agreements with eligible employees or Subscribers residing in countries.

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outside the United States, as may be required to comply with the laws and regulations of such countries relating to the purchase or taxation of U.S. securities.

     21. AMENDMENT. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made during the administration of any Plan Year which would impair the rights of any Subscriber, without his or her consent.

     22. EMPLOYMENT RIGHTS. The Plan shall neither impose any obligation on the Company to continue the employment of any employee, nor impose any obligation on any employee to remain in the employ of the Company.

     23. WITHHOLDING OF TAXES. The Third Party Plan Administrator, in conjunction with the Human Resources Department, may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

     24. GOVERNING LAW. The Plan and rights to purchase Common Stock that may be granted hereunder shall be governed by and construed in accordance with the laws of the State of Texas.

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                             AMENDMENT NO. 1997-1 TO
                               DESTEC ENERGY, INC.
                         EMPLOYEES' STOCK PURCHASE PLAN


     This Amendment No. 1997-1 is made to the Destec Energy, Inc. Employees' Stock Purchase Plan (the "Plan"). Capitalized terms used by not defined herein shall have the meanings ascribed to them in the Plan.

     WHEREAS, Destec Energy, Inc. (the "Company") is considering entering into a transaction or series of transactions which will result in a Change in Control (within the meaning of the Plan);

     WHEREAS, the Company has determined that it is in its best interest and that of its stockholders to amend the Plan as set forth herein;

     NOW, THEREFORE, pursuant to Section 21 of the Plan, the Plan is hereby amended as follows:

     1. Section 15(a) of the Plan is amended in its entirety to read as follows:

               (a)  EFFECT OF CHANGE IN CONTROL.  (i)     Except as provided in
          paragraph (ii) below, upon the occurrence of a Change in Control, unless the Board determines otherwise, all payroll deductions under the Plan will cease, and each Subscriber in the Plan will have the opportunity to elect in writing, within 30 days following the Change in Control Date, one of the four options specified in Section 12 of the Plan. If no election is made by a Subscriber within such 30-day period, option 3 of Section 12 shall apply. For purposes of option 4, any additional payment required from the Subscriber shall be made by no later than the end of such 30-day period.

               (ii) Notwithstanding paragraph (i) above, immediately prior to the occurrence of a transaction which is consummated pursuant to an agreement or agreements which are executed on or prior to December 31, 1997 and (1) which constitutes a Change in Control within the meaning of clause (i) of the definition thereof and (2) in connection with which (or in connection with a related transaction) Company stockholders will receive all cash in consideration for their shares, all payroll deductions under the Plan shall cease, and each Subscriber in the Plan shall be entitled to receive a cash lump sum in an amount equal to the cash amounts previously deducted from such Subscriber in respect of the Plan Year during which such Change in Control occurs. In addition, each Subscriber who is employed by the Company on the Change in Control Date shall be entitled to receive, in respect of such Plan Year, a cash lump sum (subject to applicable withholding) in an amount equal to the product of (i) the number of shares subscribed for by such Subscriber in respect of such Plan Year, multiplied by (ii) the excess of the price per share to be paid in the transaction constituting such Change in Control over the lower of the Plan Price or the Market Price for such Plan Year. Amounts payable hereunder shall be paid immediately prior to consummation of the Change in Control.

     The effective date of this Amendment No. 1997-1 shall be February 14, 1997. Except as herein modified, the Plan shall remain in full force and effect.

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